FOR IMMEDIATE RELEASE
ADVANCED EMISSIONS SOLUTIONS AMENDS LIMITED DURATION STOCKHOLDER RIGHTS PLAN
Threshold increased to 20%
Company expects to become current with its filings in early 1Q 2016

HIGHLANDS RANCH, Colorado, December 16, 2015 - Advanced Emissions Solutions, Inc. (OTC:ADES) (the “Company” or “ADES”) today announced that its Board of Directors has voted to increase the threshold of its stockholder rights plan (the “Rights Plan”) that was implemented in February 2015. Under the amended Rights Plan, the purchase rights distributed to stockholders in February 2015 will now become exercisable only if a person or group becomes an “Acquiring Person” by acquiring beneficial ownership of 20% or more of the Company’s common stock (up from 10%). The Rights Plan will expire on February 1, 2016, unless redeemed or terminated by the Board of Directors before that date.
The Company expects to be current with all of its SEC filings by early Q1 2016 and to file its 2015 Form 10-K on-time in March 2016. Upon filing its Form 10-Qs for 2015, the Company intends to apply for relisting on the NASDAQ Stock Market.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Advanced Clean Energy Solutions, LLC (“ACES”) is a wholly owned subsidiary of ADES that is focused on supporting and improving the Company’s existing products and identifying, developing and commercializing new solutions to advance cleaner energy and to help our customers meet existing and future regulatory and business challenges. Building off the success of M-45™ and M-45-PC™ Technologies for Refined Coal, ACES is currently working to develop and commercialize new technologies to reduce a range of emissions associated with power generation and oil & gas production. ACES has assembled a strong team and follows a rigorous process focused on development and maximizing the return on investment.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding timing and ability to regain SEC reporting compliance and relisting on the NASDAQ Stock Market. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the restatement and re-audit efforts taking longer than expected and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison
Vice President, Strategic Initiatives and Investor Relations
(720) 889-6206
graham.mattison@adaes.com